UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 240-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On March 27, 2017, Impax Laboratories, Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) had appointed Paul M. Bisaro as President and Chief Executive Officer and as a director of the Company, effective as of March 27, 2017 (the “Effective Date”). Mr. Bisaro succeeds J. Kevin Buchi, who has served as the Company’s Interim President and Chief Executive Officer since December 19, 2016. There are no arrangements or understandings between Mr. Bisaro, on the one hand, and any other person, on the other hand, pursuant to which Mr. Bisaro was elected as a director, and the Company believes there are no transactions in which Mr. Bisaro has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Mr. Bisaro, age 56, previously served as Executive Chairman of the Board of Directors of Allergan plc (NYSE: AGN) (“Allergan”), a global pharmaceutical company (formerly Actavis plc) since July 2014 and previously served as Chairman, President and Chief Executive Officer of Actavis until June 2014. Mr. Bisaro currently serves as a director on the board of Allergan. He was appointed President, Chief Executive Officer and a member of the board of Actavis in September 2007 and he was appointed Chairman of the board of Actavis in October 2013. Prior to joining Actavis (formerly Watson Pharmaceuticals), Mr. Bisaro was President, Chief Operating Officer and a member of the board of Barr Pharmaceuticals, Inc. (“Barr”), a global specialty pharmaceutical company, from 1999 to 2007. Between 1992 and 1999, Mr. Bisaro served as General Counsel of Barr, and from 1997 to 1999 served in various additional capacities including Senior Vice President, Strategic Business Development. Prior to joining Barr, he was associated with the law firm Winston & Strawn LLP and a predecessor firm, Bishop, Cook, Purcell and Reynolds LLP from 1989 to 1992. Mr. Bisaro has served on the board of directors of Zimmer Biomet Holdings, Inc. (NYSE: ZBH) (“Zimmer Biomet”), a musculoskeletal healthcare company, since December 2013 and currently serves on the compensation and corporate governance committees of such board. Mr. Bisaro has notified the board of Zimmer Biomet that he will not stand for re-election as a director at the company’s 2017 annual meeting of stockholders. Since May 2015, he has also served on the board of directors of Zoetis, Inc. (NYSE: ZTS), a producer of medicine and vaccinations for pets and livestock, and on the compensation and quality committees of such board. Since 2014, Mr. Bisaro has served on the Board of Visitors of The Catholic University of America’s Columbus School of Law. He also served as Chairman of the Board of the Generic Pharmaceutical Association (GPhA) in 2010 and 2011. Mr. Bisaro holds an undergraduate degree in General Studies from the University of Michigan and a Juris Doctor from The Catholic University of America in Washington, D.C.
(e) In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Bisaro and the Company entered into an Employment Agreement dated March 24, 2017 (the “Employment Agreement”). The initial term of the Employment Agreement expires on March 27, 2019, unless further extended or earlier terminated as provided in the Employment Agreement. The Employment Agreement automatically renews for single one-year periods unless either party provides a written notice of non-renewal at least 90 days prior to the end of the applicable term or unless it is terminated earlier.
Under the Employment Agreement, Mr. Bisaro will receive an annual base salary of $850,000, subject to increase, or decrease (only if salary decreases are concurrently implemented across the senior executives of the Company), as determined by the Board or the Company’s compensation committee. Mr. Bisaro is also eligible to participate in the Company’s management bonus program. His eligibility for a 2017 bonus is targeted at 100% of his base salary and up to 150% of his base salary based on the attainment of goals established in writing by the Board or the Company’s compensation committee, with such amount prorated based on the number of days elapsed in the year before and after the Effective Date. As provided under the Employment Agreement, on March 27, 2017, Mr. Bisaro was granted an option to purchase 850,000 shares of the Company’s common stock (the “Option”). The Option has an exercise price per share equal to the closing trading price of the Company’s common stock on March 27, 2017 and will vest and become exercisable as to 25% of the underlying shares on each of the first four anniversaries of the Effective Date, subject to Mr. Bisaro’s continued employment with the Company on such vesting date. The Option granted to Mr. Bisaro was made in accordance with NASDAQ’s employment inducement grant exemption and therefore was not granted under a stockholder approved plan. The Option is subject to the terms of an option agreement with Mr. Bisaro to evidence the award (the “Option Agreement”).
The Employment Agreement provides for severance payments and benefits if (i) Mr. Bisaro resigns for Good Reason (as defined in the Employment Agreement), (ii) the Company terminates Mr. Bisaro’s employment without Cause (as defined in the Employment Agreement) or (iii) Mr. Bisaro’s employment is terminated by reason of death or for reasons of Disability (as defined in the Employment Agreement) of: (A) the sum of (x) the balance of the base salary due under the Employment Agreement or two times his base salary as then in effect, whichever is greater, plus (y) an amount equal to two times the average of the annual cash bonus awards received by Mr. Bisaro for all fiscal years during the term of the Employment Agreement; (B) in the event such resignation or termination occurs following the Company’s first fiscal quarter of any year, a pro rata portion of his cash bonus award for the fiscal year in which the termination occurs; (C) continuation of benefits for 24 months from the termination date; and (D) the vesting of Mr. Bisaro’s stock options and restricted stock will be accelerated to the extent such stock options and restricted stock would have vested had Mr. Bisaro’s employment continued for an additional 24 months or, in the case of termination on account of Mr. Bisaro’s death or Disability, 12 months; and (E) each stock option held by Mr. Bisaro will remain exercisable for up to 12 months following his termination date.
The Employment Agreement also provides for severance payments and benefits if (i) Mr. Bisaro resigns for Good Reason within 60 days preceding or 12 months following a Change in Control (as defined in the Employment Agreement), (ii) the Company terminates Mr. Bisaro’s employment without Cause or Mr. Bisaro’s employment is terminated by reason of death or Disability, in each case within 60 days preceding or 12 months following a Change in Control or (iii) the employment term expires or is not renewed by the Company and Mr. Bisaro’s employment is then terminated without Cause within 12 months following the Change in Control of: (A) the sum of (x) the balance of the base salary due under the Employment Agreement or two and one half times his base salary as then in effect, whichever is greater, plus (y) an amount equal to two and one half times the average of the annual cash bonus awards received by Mr. Bisaro for all fiscal years during the term of the Employment Agreement; (B) in the event such resignation or termination occurs following the Company’s first fiscal quarter of any year, a pro rata portion of his cash bonus award for the fiscal year in which the termination occurs; (C) continuation of benefits for 24 months from the termination date; (D) the vesting of Mr. Bisaro’s stock options and restricted stock will be fully accelerated; and (E) each stock option held by Mr. Bisaro will remain exercisable for up to 12 months following his termination date.
The Employment Agreement requires Mr. Bisaro to maintain the confidentiality of information relating to the Company during and after the term of such agreement and also contains non-competition, non-solicitation and non-disparagement covenants as well as other provisions customary for this type of Employment Agreement.
The foregoing is a summary description of the terms and conditions of the Employment Agreement and of the Option Agreement and is qualified in its entirety by the text of the Employment Agreement and the

Option Agreement, copies of which will be filed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On and effective March 24, 2017, the Board amended the amended and restated bylaws of the Company, as amended (the “Bylaws”). The amendment to the Bylaws (“Amendment No. 8”) amends Article III, Section 14 of the Bylaws to increase the maximum number of directors authorized to serve on the Board from eight to nine. As amended, this section provides that the authorized number of directors shall be no less than one nor more than nine.

The foregoing summary of the Amendment No. 8 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 8, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibit is filed herewith.

Exhibit No.	Description
3.1	Amendment No. 8 to the Amended and Restated Bylaws of Impax Laboratories, Inc., as amended effective March 24, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2017		IMPAX LABORATORIES, INC.
	By:	/s/ Bryan M. Reasons
	Name:	Bryan M. Reasons
	Title:	Senior Vice President, Finance and Chief Financial Officer

Exhibit No.	Description
3.1	Amendment No. 8 to the Amended and Restated Bylaws of Impax Laboratories, Inc., as amended effective March 24, 2017.